                                                                 Exhibit 3.96



                                  CERTIFICATE



        STATE OF NEVADA     [NEVADA STATE SEAL]      SECRETARY OF STATE




          I, CHERYL A. LAU, Secretary of State of the State of Nevada, do hereby certify that NEVADA OUTDOOR ADVERTISING, INC. did on the ELEVENTH day of JANUARY, 1991, file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of
                                  State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

                                  IN WITNESS WHEREOF, I have hereunto set my
    [SEAL] hand and affixed the Great Seal of State, at my office in Carson City, Nevada, this
                                  ELEVENTH   day of JANUARY   , A.D. 1991
                                  ----------        ----------         ---


                                        /s/ Cheryl A. Lau
                                        -------------------------------------
                                                           Secretary of State


                                        By  /s/ Signature Illegible
                                          -----------------------------------
                                                                       Deputy

             FILED
      IN THE OFFICE OF THE
   SECRETARY OF STATE OF THE
        STATE OF NEVADA

          JAN 11 1991

CHERYL A LAU  SECRETARY OF STATE

        /s/ CHERYL A LAU


                            ARTICLES 0F INCORPORATION
                                       OF
                        NEVADA OUTDOOR ADVERTISING, INC.

                                   * * * * *

         FIRST. The name of the corporation is

                        NEVADA OUTDOOR ADVERTISING, INC.

         SECOND. Its principal office in the State of Nevada is located at One East First Street, Reno, Washoe County, Nevada 89501. The name and address of its resident agent is The Corporation Trust Company of Nevada, One East First Street, Reno, Nevada 89501.

         THIRD. The nature of the business, or objects or purposes proposed to be transacted, promoted or carried on are:

         To engage in any lawful activity and to manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description.

         FOURTH. The amount of the total authorized capital stock of the corporation is One Hundred Thousand Dollars ($100,000) consisting of one hundred thousand (100,000) shares of stock of the par value of One Dollar ($1.00) each.

         FIFTH. The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of this corporation.

         The name and post-office address of the first board of directors, which shall be one (1) in number, are as follows:

         NAME                     POST-OFFICE ADDRESS
         Mike Petty               P.O. Box 12126
                                  Las Vegas, Nevada 89112-1126

         SIXTH. The capital stock, after the amount of the subscription price or par value has been paid in, shall not be subject to assessment to pay the debts of the corporation.

         SEVENTH. The name and post-office address of each of the incorporators signing the articles of incorporation are as follows:

         NAME                     POST-OFFICE ADDRESS

         M. A. Shelton            818 West Seventh Street
                                  Los  Angeles, California  90017

         D. A. Tiu                818  West Seventh Street
                                  Los  Angeles, California  90017

         K. Cullings              818  West Seventh Street
                                  Los  Angeles, California  90017

         EIGHTH. The corporation is to have perpetual existence.

         NINTH. In furtherance, and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

         Subject to the bylaws, if any, adopted by the stockholders, to make, alter or amend the bylaws of the corporation.

         To fix the amount to be reserved as working capital over and above its capital stock paid in, to authorize and cause to be executed mortgages and liens upon the real and personal property of this corporation.

         By resolution passed by a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the corporation, which, to the extent provided in the resolution or in the bylaws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the bylaws of the corporation or as may be determined from time to time by resolution adopted by the board of directors.

         When and as authorized by the affirmative vote of stockholders holding stock entitling them to exercise at least a majority of the voting power given at a stockholders' meeting called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the board of directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions as its board of directors deem expedient and for the best interests of the corporation.

         TENTH. Meetings of stockholders may be held outside the State of Nevada, if the bylaws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Nevada at such place or places as may be designated from time to time by the board of directors or in the bylaws of the corporation.

         ELEVENTH. This corporation reserves the right to amend, alter, change or repeal any provision contained in the articles of incorporation, in the manner now or hereafter prescribed by statute, or by the articles of incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

         TWELFTH: At all elections of directors of the corporation each holder of stock possessing voting power is entitled to as many votes as equal the number of his shares multiplied by the number of directors to be elected, and he may cast all of such votes for a single director or may distribute them among the number to be voted for or any two or more of them, as he may see fit.

          THIRTEENTH: To the fullest extent permitted by the laws of the State of Nevada, as the same exist or may hereafter be amended, a director of the corporation shall not be liable to the corporation or its stockholders for monetary or other damages for breach of fiduciary duties as a director. No repeal, amendment or modification of this Article, whether director or indirect, shall eliminate or reduce its effect with respect to any act or omission of a director of the corporation occurring prior to such repeal, amendment, or modification.

          WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these articles of incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set our hands this 26th day of November, 1990.


                                               /s/ M. A. Shelton
                                               ---------------------------------
                                               M. A. Shelton

                                               /s/ D. A. Tiu
                                               ---------------------------------
                                               D. A. Tiu

                                               /s/ K. Cullings
                                               ---------------------------------
                                               K. Cullings

STATE OF CALIFORNIA

County of LOS ANGELES

         On this 26th day of November, 1990, before me, a Notary Public, personally appeared M. A. Shelton, D. A. Tiu and K. Cullings, who severally acknowledged that they executed the above instrument.

         [SEAL]
     OFFICIAL SEAL                                 /s/ Dwight A. Coots
     DWIGHT A COOTS                                -----------------------------
NOTARY PUBLIC - CALIFORNIA                         Notary Public
   LOS ANGELES COUNTY                              Dwight A. Coots
My comm. expires JUN 4, 1993


                    CERTIFICATE OF ACCEPTANCE OF APPOINTMENT
                                BY RESIDENT AGENT

The Corporation Trust Company of Nevada hereby accepts the appointment as Resident Agent of the above named corporation.

         The Corporation Trust Company of Nevada
                                  Resident Agent

By /s/ illegible signature [stamp]     Date November   , 1990
  -------------------
Assistant Secretary

                                 STATE OF NEVADA
                                  DEPARTMENT OF
                                      STATE

         I hereby certify that this is a true and complete copy of the document as filed in this office.

                               DATED: JAN. 11, 1991

                               /s/ Cheryl A. Lau
                               CHERYL A. LAU
                               Secretary of State


         By    /s/ SIGNATURE ILLEGIBLE
            ---------------------------------

                                 STATE OF NEVADA

                               SECRETARY OF STATE


                         CERTIFICATE OF CORPORATE STATUS

         I, CHERYL A. LAU, the duly elected, qualified and acting Secretary of State of the State of Nevada, do hereby certify that I am, by the laws of said State, the custodian of the records relating to corporations organized under the laws thereof; the revocation of their corporate charters, and their right to transact and carry on their corporate business; and am the proper officer to execute this certificate.

         I further certify that, at the date of this certificate,


                          NEVADA OUTDOOR SYSTEMS, INC.

is a corporation duly organized and existing under and by virtue of the laws of the State of Nevada, having fully complied therewith; is entitled to exercise therein all the corporate powers and functions recited in its charter or articles of incorporation, and is in good standing in this State.


[SEAL]

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of the State at my office in Carson City, Nevada, this TWENTY-NINTH day of MARCH, A. D., 1993.

                                                 /s/ Cheryl A. Lau
                                                 ------------------------------
                                                 Secretary of State

                                              By /s/ Kimberly DeVries
                                                 ------------------------------
                                                 Deputy

                                                  FILING FEE- 75.00 TS
                                                  REC. #C20892
                                                  CT CORPORATION SYSTEM
                                                  PHOENIX, AZ
                                                  C/O  C1 RENO, NV
         FILED
  IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
    STATE OF NEVADA

      SEP 04 1991

Cheryl A. Lau  SECRETARY OF STATE

     Illegible
      189-91
------------------------------


                            CERTIFICATE OF AMENDMENT

                                       OF

                           ARTICLES OF INCORPORATION


          NEVADA OUTDOOR ADVERTISING, a corporation organized under the laws of the State of Nevada, by its president and assistant secretary does hereby certify:

          1. That the board of directors of said corporation at a meeting duly convened and held on the 29th day of August, 1991, passed a resolution declaring that the following change and amendment in the articles of incorporation is advisable.

          RESOLVED that article First of said articles of incorporation be amended to read as follows: "FIRST. The name of the corporation is NEVADA OUTDOOR SYSTEMS, INC".

          2. That the number of shares of the corporation outstanding and entitled to vote on an amendment to the articles of incorporation is 2,000; that the said change and amendment has been consented to and authorized by the written consent of stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.




                         ORIGINAL DOCUMENT INSUFFICIENT
                        QUALITY FOR PROPER REPRODUCTION
                               SECRETARY OF STATE

IN WITNESS WHEREOF, the said NEVADA OUTDOOR SYSTEMS, INC. has caused this certificate to be signed by its president and its assistant secretary and its corporate seal to be hereto affixed this 30th day of August, 1991.


                                             NEVADA OUTDOOR SYSTEMS, INC.


                                             By  /s/ Signature Illegible
                                               -------------------------------
                                                                     President

                                             By /s/ Jamie A. Brody
                                               -------------------------------
                                               Jamie A. Brody, Asst. Secretary


(SEAL)


STATE OF ARIZONA   )
                   ) SS:
COUNTY OF MARICOPA )


     On August 30, 1991 personally appeared before me, a Notary Public, Robert
S. Laizure and Jamie A. Brody, who acknowledged that they executed the above instrument.


                                             /s/ Signature Illegible
                                             --------------------------------
                                                                Notary Public


(SEAL)
                                                       Illegible

9-9-93                                                       SEP 04 1991

                                                       Illegible